SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549




                                FORM 8-K




                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of Earliest Event Reported): August 1, 2000



                         FIRST SCIENTIFIC, INC.
        (Exact name of registrant as specified in this Charter)



             Delaware                 0-24378                33-0611745
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
        of incorporation)                                 Identification No.)


1877 West 2800 South, Suite 200, Ogden, Utah                     84401
--------------------------------------------                  ----------
(Address of principal executive offices)                      (Zip Code)



  Registrant's Telephone Number, Including Area Code:  (801) 393-5781

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ITEM 4.  Change in Registrant's Certifying Accountant.

      On August 1, 2000, First Scientific, Inc. (the "Company") engaged the accounting firm of Arthur Andersen, LLP ("Andersen ") as our independent public accountants to review our interim financial statements beginning with our fiscal quarter ended June 30, 2000 and to audit our financial statements beginning with our fiscal year ending December 31, 2000. The appointment of new independent public accountants was approved by the Company's Audit Committee and Board of Directors. We amicably concluded our relationship with our former independent public accountants, Hansen, Barnett & Maxwell, a professional corporation ("HB&M"), effective with the appointment of Andersen.

      Prior to the appointment of Andersen, the Registrant did not consult with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

      During the two most recent fiscal years ended December 31, 1999 and 1998, and the interim period subsequent to December 31, 1999, there were no disagreements with HB&M on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that would have caused HB&M to make references in their report to such disagreements.

      HB&M's reports on the financial statements for the past two years have contained no adverse opinion or disclaimer of opinion and were not modified as to audit scope or accounting principles, except that HB&M's report dated March 2, 2000 contained an explanatory paragraph regarding our ability to continue as a going concern.

      We have provided HB&M with a copy of this disclosure and requested that they furnish a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether they agree with the above statements. (A copy of the letter addressed to the Commission is filed as Exhibit 1.0 to this report on Form 8-K.)

ITEM 7.   Financial Statements and Exhibits

          Exhibit 1.0. Letter from Hansen Barnett & Maxwell dated August 7, 2000 regarding 8-K disclosure.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FIRST SCIENTIFIC, INC.
                                       (Registrant)



Date: August 7, 2000             By: /s/ Randall L. Hales
                                     --------------------
                                 Randall L. Hales, President and
                                     Chief Executive Officer


Date: August 7, 2000             By:  /s/ John L. Theler
                                      ------------------
                                      John L. Theler, CFO
                                      Principal Financial
                                      Officer

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